Exhibit 23




CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in this Annual Report (Form 10-K) of American Stores Company of our report dated March 18, 1998, included in the 1997 Annual Report to Shareholders of American Stores Company.

We also consent to the incorporation by reference in the Registration Statements (Forms S-8 Nos. 33-25613; 2-94235; 33-48203; 33-48204; 33-08801; 33-32150;
33-63869; 333-27617; 333-27615 and S-3 Nos. 33-52331; 333-22701 and 333-43251)
of our report dated March 18, 1998, with respect to the consolidated financial statements incorporated by reference in the Annual Report (Form 10-K) for the year ended January 31, 1998.






                                   ERNST & YOUNG LLP

Salt Lake City, Utah
April 16, 1998